RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2003-QS8 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-QS8

$ 1,104,803                          0.00%               CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                   Prospectus Supplement dated April 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated April 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                                CREDIT SCORE OF THE MORTGAGE LOANS

                                              NUMBER OF                    PERCENT OF      AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       AVERAGE
CREDIT SCORE RANGE                          MORTGAGE LOANS    BALANCE        LOANS         BALANCE       LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  -------------
499 or less ..............................              15  $  2,052,878          1.20%  $    136,859          83.05%
500 - 519 ................................               7     1,627,254          0.95        232,465          71.96
520 - 539 ................................              14     1,560,819          0.91        111,487          78.19
540 - 559 ................................               7     1,021,802          0.60        145,972          75.23
560 - 579 ................................              11     1,963,300          1.15        178,482          83.53
580 - 599 ................................              17     2,267,422          1.33        133,378          77.16
600 - 619 ................................              23     3,047,898          1.78        132,517          78.89
620 - 639 ................................              26     3,551,162          2.08        136,583          75.84
640 - 659 ................................              46     5,327,404          3.11        115,813          76.72
660 - 679 ................................              71    12,008,719          7.02        169,137          74.53
680 - 699 ................................             103    17,038,952          9.96        165,427          73.30
700 - 719 ................................             109    17,877,399         10.45        164,013          74.74
720 - 739 ................................             110    15,831,291          9.25        143,921          74.42
740 - 759 ................................             124    22,950,601         13.41        185,085          73.01
760 - 779 ................................             142    22,098,547         12.91        155,624          74.33
780 - 799 ................................             147    24,004,002         14.03        163,293          67.88
800 or greater ...........................              97    15,791,787          9.23        162,802          69.63
                                            --------------  ------------  ------------   ------------  -------------
Subtotal with Credit Score ...............           1,069  $170,021,238         99.36%  $    159,047          73.22%
Not Available ............................               6     1,099,736          0.64        183,289          70.54
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182          73.21%
                                            ==============  ============  ============


         The minimum and maximum credit scores of the mortgage loans were 440 and 830, respectively, and the weighted average credit score of the mortgage loans was 724.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "not available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                                                        OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES
                                                                                                         WEIGHTED
                                              NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                               MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
OCCUPANCY                                       LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Primary Residence ........................             566  $119,271,223         69.70%  $    210,727           722          72.98%
Second/Vacation ..........................              11     1,390,700          0.81        126,427           740          61.32
Non Owner-occupied .......................             498    50,459,051         29.49        101,323           730          74.06
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============

                                                           PURPOSE OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
LOAN PURPOSE                                     LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Purchase .................................             292  $ 39,655,578         23.17%  $    135,807           720          79.85%
Rate/Term Refinance ......................             337    51,571,318         30.14        153,031           737          69.57
Equity Refinance .........................             446    79,894,078         46.69        179,135           718          72.25
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============


                                                                  MORTGAGED PROPERTY TYPES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
PROPERTY TYPE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Single-family detached ...................             770  $120,309,515         70.31%  $    156,246           724          73.09%
Two-to-four family units .................             141    22,342,618         13.06        158,458           730          73.10
Planned Unit Developments (detached) .....              83    17,454,711         10.20        210,298           736          73.18
Condo Low-Rise (less than 5 stories) .....              49     6,093,813          3.56        124,364           723          73.47
Townhouse ................................              11     1,983,581          1.16        180,326           688          74.78
Planned Unit Developments (attached) .....              12     1,609,823          0.94        134,152           714          76.72
Condo Mid-Rise (5 to 8 stories) ..........               3       763,808          0.45        254,603           558          78.42
Manufactured Home ........................               3       306,441          0.18        102,147           648          77.95
Leasehold ................................               3       256,664          0.15         85,555           720          78.41
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============

                                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
STATE                                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Alaska ...................................               1  $     72,703          0.04%  $     72,703           737          56.00%
Alabama ..................................              20     2,093,842          1.22        104,692           716          80.13
Arkansas .................................               4       378,815          0.22         94,704           703          76.13
Arizona ..................................              38     5,012,816          2.93        131,916           751          75.43
California ...............................             208    55,622,345         32.50        267,415           737          68.72
Colorado .................................              44     7,427,296          4.34        168,802           742          74.14
Connecticut ..............................              15     2,649,179          1.55        176,612           747          74.67
District of Columbia .....................               3       958,237          0.56        319,412           728          75.26
Delaware .................................               1        79,253          0.05         79,253           643          90.00
Florida ..................................              72     8,298,513          4.85        115,257           713          77.49
Georgia ..................................              20     2,210,206          1.29        110,510           659          76.93
Hawaii ...................................               2       847,005          0.49        423,503           761          70.52
Iowa .....................................               7       578,404          0.34         82,629           671          81.63
Idaho ....................................               5       505,226          0.30        101,045           718          88.85
Illinois .................................              32     3,757,104          2.20        117,410           699          76.95
Indiana ..................................              47     3,205,357          1.87         68,199           685          80.19
Kansas ...................................               6       496,518          0.29         82,753           748          79.24
Kentucky .................................               6       386,083          0.23         64,347           712          80.81
Louisiana ................................               5       331,480          0.19         66,296           644          75.62
Massachusetts ............................              16     4,201,897          2.46        262,619           674          69.31
Maryland .................................              21     2,657,786          1.55        126,561           722          73.37
Maine ....................................               5       654,099          0.38        130,820           706          78.20
Michigan .................................              46     5,291,333          3.09        115,029           696          75.25
Minnesota ................................              13     1,908,832          1.12        146,833           725          75.74
Missouri .................................              20     1,342,912          0.78         67,146           732          80.87
Montana ..................................               1       104,955          0.06        104,955           754          80.00
North Carolina ...........................              15     1,443,169          0.84         96,211           713          76.43
North Dakota .............................               2       224,949          0.13        112,474           722          83.75
Nebraska .................................               2        89,657          0.05         44,828           776          83.25
New Hampshire ............................              10     1,166,115          0.68        116,611           723          76.57
New Jersey ...............................              27     5,613,798          3.28        207,918           710          76.40
New Mexico ...............................               6       809,716          0.47        134,953           654          61.84
Nevada ...................................              15     2,316,326          1.35        154,422           745          75.16
New York .................................              17     4,872,526          2.85        286,619           738          76.73
Ohio .....................................              35     2,594,076          1.52         74,116           699          77.21
Oklahoma .................................              10       919,625          0.54         91,963           704          83.97
Oregon ...................................              31     5,103,930          2.98        164,643           720          79.12
Pennsylvania .............................              26     2,378,811          1.39         91,493           709          74.33
Rhode Island .............................               1       165,588          0.10        165,588           800          73.00
South Carolina ...........................              16     1,893,206          1.11        118,325           698          82.21
Tennessee ................................               3       237,411          0.14         79,137           714          88.62
Texas ....................................             104    15,791,247          9.23        151,839           719          72.82
Utah .....................................              11     2,279,994          1.33        207,272           717          72.31
Virginia .................................              40     5,108,132          2.99        127,703           729          75.62
Washington ...............................              39     6,132,090          3.58        157,233           744          72.06
Wisconsin ................................               5       673,919          0.39        134,784           759          45.17
Wyoming ..................................               2       234,494          0.14        117,247           761          90.00
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============


         No more than 0.6% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                                         DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
DOCUMENTATION TYPE                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
Full Documentation .......................             476  $ 68,595,878         40.09%  $    144,109           714          77.07%
Reduced Documentation ....................             599   102,525,096         59.91        171,160           731          70.62
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============


         No more than 36.1% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.2% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                                    MORTGAGE RATES

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
MORTGAGE RATES (%)                               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
5.125 - 5.249 ............................               1  $     71,264          0.04%  $     71,264           775          90.00%
5.375 - 5.499 ............................               2       484,873          0.28        242,437           748          57.08
5.500 - 5.624 ............................               3       849,071          0.50        283,024           775          61.27
5.625 - 5.749 ............................               7     1,799,319          1.05        257,046           774          60.17
5.750 - 5.874 ............................              19     4,394,624          2.57        231,296           735          61.95
5.875 - 5.999 ............................              74    17,976,858         10.51        242,931           752          68.61
6.000 - 6.124 ............................             115    26,098,846         15.25        226,946           751          72.69
6.125 - 6.249 ............................             137    29,354,056         17.15        214,263           731          73.00
6.250 - 6.374 ............................             119    21,874,164         12.78        183,817           719          72.03
6.375 - 6.499 ............................             108    16,330,395          9.54        151,207           723          73.31
6.500 - 6.624 ............................             126    15,962,720          9.33        126,688           710          73.69
6.625 - 6.749 ............................              55     6,350,701          3.71        115,467           715          79.24
6.750 - 6.874 ............................              64     8,071,159          4.72        126,112           689          76.37
6.875 - 6.999 ............................              71     7,857,284          4.59        110,666           675          76.78
7.000 - 7.124 ............................              48     3,757,483          2.20         78,281           672          78.40
7.125 - 7.249 ............................              26     2,134,033          1.25         82,078           719          76.05
7.250 - 7.374 ............................              37     2,758,279          1.61         74,548           690          84.56
7.375 - 7.499 ............................              27     1,845,594          1.08         68,355           722          81.99
7.500 - 7.624 ............................              20     1,586,320          0.93         79,316           727          85.63
7.625 - 7.749 ............................              11     1,323,303          0.77        120,300           606          89.81
7.750 - 7.874 ............................               5       240,627          0.14         48,125           607          77.96
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============


         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.3064% per annum.

                                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
NET MORTGAGE RATE (%)                            LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
4.845 ....................................               1  $     71,264          0.04%  $     71,264           775          90.00%
5.095 ....................................               2       484,873          0.28        242,437           748          57.08
5.220 ....................................               3       849,071          0.50        283,024           775          61.27
5.345 ....................................               7     1,799,319          1.05        257,046           774          60.17
5.470 ....................................              19     4,394,624          2.57        231,296           735          61.95
5.595 ....................................              74    17,976,858         10.51        242,931           752          68.61
5.720 ....................................             115    26,098,846         15.25        226,946           751          72.69
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......             221  $ 51,674,856         30.20%  $    233,823           751          69.61%
                                            ==============  ============  ============


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.140706785%.



                                                 ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                          WEIGHTED
                                               NUMBER OF                    PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                                MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL       CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)               LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
------------------------------------------  --------------  ------------  ------------   ------------  ------------  --------------
100,000 or less ..........................             472  $ 30,901,899         18.06%  $     65,470           719          75.70%
100,001-200,000 ..........................             304    43,429,376         25.38        142,860           721          75.16
200,001-300,000 ..........................             134    33,304,062         19.46        248,538           727          71.62
300,001-400,000 ..........................             113    38,483,428         22.49        340,561           728          72.30
400,001-500,000 ..........................              33    14,360,783          8.39        435,175           744          71.03
500,001-600,000 ..........................              14     7,522,407          4.40        537,315           721          68.15
600,001-700,000 ..........................               5     3,119,020          1.82        623,804           667          71.59
                                            --------------  ------------  ------------   ------------  ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182           724          73.21%
                                            ==============  ============  ============


                                                         ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                NUMBER OF                 PERCENTAGE OF      AVERAGE
                                                MORTGAGE      PRINCIPAL     MORTGAGE        PRINCIPAL   WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)                            LOANS        BALANCE       LOANS           BALANCE      CREDIT SCORE
------------------------------------------      ---------   ------------  -------------   ------------  ----------------
00.01-50.00 ..............................              70  $ 10,836,492          6.33%  $    154,807            749
50.01-55.00 ..............................              38     7,393,672          4.32        194,570            749
55.01-60.00 ..............................              43     6,693,547          3.91        155,664            724
60.01-65.00 ..............................              54    10,695,351          6.25        198,062            745
65.01-70.00 ..............................             115    21,322,515         12.46        185,413            730
70.01-75.00 ..............................             157    27,358,622         15.99        174,259            723
75.01-80.00 ..............................             387    63,408,700         37.05        163,847            724
80.01-85.00 ..............................              20     2,480,256          1.45        124,013            682
85.01-90.00 ..............................             146    15,211,228          8.89        104,186            697
90.01-95.00 ..............................              41     5,212,012          3.05        127,122            680
95.01-100.00 .............................               4       508,578          0.30        127,145            740
                                            --------------  ------------  ------------   ------------  -------------
Total, Average or Weighted Average .......           1,075  $171,120,974        100.00%  $    159,182            724
                                                ==========  ============  ============


         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.21%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                              PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                       FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                         CLASS A-P CERTIFICATES
                                                                 ----------------------------------------
                                                                   0%       6%      18%      24%      30%
                                                                 ------   ------   ------   ------   ----
DISTRIBUTION DATE
-----------------
April 2005 .................................................     100%     100%     100%     100%     100%
April 2006 .................................................      99       93       81       75       69
April 2007 .................................................      97       86       65       56       47
April 2008 .................................................      95       79       53       42       33
April 2009 .................................................      93       73       42       31       22
April 2010 .................................................      92       67       34       23       15
April 2011 .................................................      90       62       27       17       11
April 2012 .................................................      87       57       22       13        7
April 2013 .................................................      85       52       17        9        5
April 2014 .................................................      83       47       14        7        3
April 2015 .................................................      80       43       11        5        2
April 2016 .................................................      78       39        9        4        2
April 2017 .................................................      75       36        7        3        1
April 2018 .................................................      72       32        5        2        1
April 2019 .................................................      69       29        4        1        *
April 2020 .................................................      65       26        3        1        *
April 2021 .................................................      62       23        3        1        *
April 2022 .................................................      58       20        2        1        *
April 2023 .................................................      54       18        2        *        *
April 2024 .................................................      49       15        1        *        *
April 2025 .................................................      45       13        1        *        *
April 2026 .................................................      40       11        1        *        *
April 2027 .................................................      35        9        *        *        *
April 2028 .................................................      29        7        *        *        *
April 2029 .................................................      24        5        *        *        *
April 2030 .................................................      18        4        *        *        *
April 2031 .................................................      11        2        *        *        *
April 2032 .................................................       4        1        *        *        *
April 2033 .................................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity) .............    17.4     10.0      4.6      3.4      2.7

-------------------------

*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o  the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                                                        DISCOUNT          NON-DISCOUNT
ASSUMED PURCHASE PRICE                               MORTGAGE LOANS      MORTGAGE LOANS
--------------------------------------------------   --------------      --------------
Aggregate principal balance ......................  $   52,705,344.29   $  121,414,618.44
Weighted average mortgage rate ...................       5.9056712833%             6.4757%
Weighted average servicing fee rate ..............       0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .........................................                359                 359
Weighted average remaining term
to maturity (months) .............................                331                331

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

           ASSUMED PURCHASE PRICE           0%       6%     18%     24%     30%
-----------------------------------------  ----     ----   -----   -----   -----
$783,613.................................  2.2%     4.2%   10.0%   13.5%   17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.


                                              EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       92,149   $10,513,716       104,820   $12,512,690       101,210   $12,635,058
Period of Delinquency
30 to 59 days ................        1,602       192,517         2,082       244,557         2,324       289,263
60 to 89 days ................          236        28,610           372        44,459           477        64,448
90 days or more(2) ...........          307        35,045           409        44,171           516        62,039
Foreclosures Pending .........          273        32,685           446        55,203           602        81,640
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        2,418   $   288,858         3,309   $   388,390         3,919   $   497,389
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.624%        2.747%        3.157%        3.104%        3.872%        3.937%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       99,386   $12,962,473       101,112   $14,114,861       106,211   $15,669,395
Period of Delinquency
30 to 59 days ................        2,147       280,302         2,182       284,482         2,032       282,672
60 to 89 days ................          488        63,986           526        70,816           409        51,071
90 days or more(2) ...........          644        84,033           696        94,223           555        70,963
Foreclosures Pending .........          769       102,671           787       103,707           747        88,396
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        4,048   $   530,992         4,191   $   553,228         3,743   $   493,102
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        4.073%        4.096%        4.145%        3.919%        3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

                                  EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                                     AT DECEMBER 31, 1999        AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   -----------------------      ----------------------      ----------------------
                                        BY      BY DOLLAR           BY      BY DOLLAR           BY      BY DOLLAR
                                      NO. OF    AMOUNT OF         NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                      LOANS       LOANS           LOANS       LOANS           LOANS       LOANS
                                   ----------   ----------      ---------   ----------      ---------   ----------
                                      (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                          THOUSANDS)                  THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       37,066   $ 5,021,100        44,520   $ 6,234,461        45,103   $ 6,477,882
Period of Delinquency
30 to 59 days ................          573        83,679           742       104,823           901       131,032
60 to 89 days ................           65        11,033           118        17,904           185        29,788
90 days or more(2) ...........           77        13,377           123        17,598           165        27,231
Foreclosures Pending .........           80        12,263           113        19,378           198        34,074
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......          795   $   120,353         1,096   $   159,703         1,449   $   222,125
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        2.145%        2.397%        2.462%        2.562%        3.213%        3.429%

                                    AT DECEMBER 31, 1999         AT DECEMBER 31, 1999        AT DECEMBER 31, 1999
                                   ----------------------      ------------------------     -----------------------
                                       BY      BY DOLLAR            BY      BY DOLLAR           BY      BY DOLLAR
                                     NO. OF    AMOUNT OF          NO. OF    AMOUNT OF         NO. OF    AMOUNT OF
                                     LOANS       LOANS            LOANS       LOANS           LOANS       LOANS
                                   ---------   ----------      ----------   -----------     ---------   -----------
                                     (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                   THOUSANDS)                  THOUSANDS)
Total Loan Portfolio .........       45,867   $ 6,776,784        51,824   $ 8,071,748        56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ................          893       131,270           934       142,682           946       161,218
60 to 89 days ................          216        33,636           216        35,031           186        26,348
90 days or more(2) ...........          206        37,139           258        43,618           225        34,430
Foreclosures Pending .........          251        41,335           279        44,333           268        42,461
                                     ------   -----------       -------   -----------       -------   -----------
Total Delinquent Loans .......        1,566   $   243,380         1,687   $   265,664         1,625   $   264,457
                                     ======   ===========       =======   ===========       =======   ===========
Percent of Loan Portfolio ....        3.414%        3.591%        3.255%        3.291%        2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAS8   147,425,180.00  76,543,255.22     5.500000  %  3,610,347.53
A-2     76110HAT6    73,712,590.00  38,271,627.61     4.750000  %  1,805,173.77
A-3     76110HAU3     6,500,000.00   6,500,000.00     5.200000  %          0.00
A-4     76110HAV1    46,255,230.00  26,923,796.35     3.017500  %    984,640.22
A-5     76110HAW9             0.00           0.00     5.482500  %          0.00
A-6     76110HAX7    24,000,000.00  24,000,000.00     5.250000  %          0.00
A-7     76110HAY5     2,766,000.00   2,766,000.00     5.250000  %          0.00
A-P     76110HAZ2     1,546,602.28   1,202,488.38     0.000000  %     21,698.54
A-V     76110HBA6             0.00           0.00     0.281965  %          0.00
R-I     76110HBB4           100.00           0.00     5.750000  %          0.00
R-II    76110HBC2           100.00           0.00     5.750000  %          0.00
M-1     76110HBD0     7,634,500.00   7,467,542.21     5.750000  %      8,003.82
M-2     76110HBE8     3,022,100.00   2,956,010.13     5.750000  %      3,168.30
M-3     76110HBF5     2,226,800.00   2,178,102.43     5.750000  %      2,334.52
B-1     76110HBG3       954,400.00     933,528.36     5.750000  %      1,000.57
B-2     76110HBH1     1,113,400.00   1,089,051.21     5.750000  %      1,167.26
B-3     76110HBJ7       954,408.52     933,536.70     5.750000  %      1,000.58

-------------------------------------------------------------------------------
                  318,111,410.80   191,764,938.60                  6,438,535.11
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       350,823.25  3,961,170.78            0.00       0.00     72,932,907.69
A-2       151,491.86  1,956,665.63            0.00       0.00     36,466,453.84
A-3        28,166.67     28,166.67            0.00       0.00      6,500,000.00
A-4        67,702.13  1,052,342.35            0.00       0.00     25,939,156.13
A-5       123,008.09    123,008.09            0.00       0.00              0.00
A-6       105,000.00    105,000.00            0.00       0.00     24,000,000.00
A-7        12,101.25     12,101.25            0.00       0.00      2,766,000.00
A-P             0.00     21,698.54            0.00       0.00      1,180,789.84
A-V        45,059.13     45,059.13            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        35,781.97     43,785.79            0.00       0.00      7,459,538.39
M-2        14,164.22     17,332.52            0.00       0.00      2,952,841.83
M-3        10,436.74     12,771.26            0.00       0.00      2,175,767.91
B-1         4,473.16      5,473.73            0.00       0.00        932,527.79
B-2         5,218.37      6,385.63            0.00       0.00      1,087,883.95
B-3         4,473.20      5,473.78            0.00       0.00        932,536.12

-------------------------------------------------------------------------------
          957,900.04  7,396,435.15            0.00       0.00    185,326,403.49
===============================================================================















































Run:        04/26/05     10:05:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     519.200690   24.489355     2.379670    26.869025   0.000000  494.711336
A-2     519.200690   24.489355     2.055169    26.544524   0.000000  494.711336
A-3    1000.000000    0.000000     4.333334     4.333334   0.000000 1000.000000
A-4     582.070316   21.287111     1.463664    22.750775   0.000000  560.783205
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-7    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     777.503303   14.029812     0.000000    14.029812   0.000000  763.473491
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.131143    1.048375     4.686878     5.735253   0.000000  977.082768
M-2     978.131145    1.048377     4.686880     5.735257   0.000000  977.082768
M-3     978.131142    1.048374     4.686878     5.735252   0.000000  977.082768
B-1     978.131144    1.048376     4.686882     5.735258   0.000000  977.082768
B-2     978.131142    1.048374     4.686878     5.735252   0.000000  977.082768
B-3     978.131145    1.048377     4.686882     5.735259   0.000000  977.082768

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8 (POOL #  4681)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4681
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       39,939.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,796.32

SUBSERVICER ADVANCES THIS MONTH                                       32,124.79
MASTER SERVICER ADVANCES THIS MONTH                                      330.31


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,298,889.36

 (B)  TWO MONTHLY PAYMENTS:                                    5   1,125,680.05

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7     744,355.54


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        668,968.36

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     185,326,403.50

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,138

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  54,906.36

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,232,819.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.83586700 %     6.61287400 %    1.54153120 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.56043100 %     6.79242023 %    1.60359390 %

      BANKRUPTCY AMOUNT AVAILABLE                         101,287.00
      FRAUD AMOUNT AVAILABLE                            2,467,820.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,467,820.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30702192
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.10

POOL TRADING FACTOR:                                                58.25833252

Run:        04/26/05     11:15:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAS8   147,425,180.00  72,932,907.69     5.500000  %  3,115,412.06
A-2     76110HAT6    73,712,590.00  36,466,453.84     4.750000  %  1,557,706.02
A-3     76110HAU3     6,500,000.00   6,500,000.00     5.200000  %          0.00
A-4     76110HAV1    46,255,230.00  25,939,156.13     3.130000  %    849,657.81
A-5     76110HAW9             0.00           0.00     5.370000  %          0.00
A-6     76110HAX7    24,000,000.00  24,000,000.00     5.250000  %          0.00
A-7     76110HAY5     2,766,000.00   2,766,000.00     5.250000  %          0.00
A-P     76110HAZ2     1,546,602.28   1,180,789.84     0.000000  %     18,051.98
A-V     76110HBA6             0.00           0.00     0.278681  %          0.00
R-I     76110HBB4           100.00           0.00     5.750000  %          0.00
R-II    76110HBC2           100.00           0.00     5.750000  %          0.00
M-1     76110HBD0     7,634,500.00   7,459,538.39     5.750000  %      8,100.93
M-2     76110HBE8     3,022,100.00   2,952,841.83     5.750000  %      3,206.73
M-3     76110HBF5     2,226,800.00   2,175,767.91     5.750000  %      2,362.85
B-1     76110HBG3       954,400.00     932,527.79     5.750000  %      1,012.71
B-2     76110HBH1     1,113,400.00   1,087,883.95     5.750000  %      1,181.42
B-3     76110HBJ7       954,408.52     932,536.12     5.750000  %      1,012.72

-------------------------------------------------------------------------------
                  318,111,410.80   185,326,403.49                  5,557,705.23
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       334,275.83  3,449,687.89            0.00       0.00     69,817,495.63
A-2       144,346.38  1,702,052.40            0.00       0.00     34,908,747.82
A-3        28,166.67     28,166.67            0.00       0.00      6,500,000.00
A-4        67,657.97    917,315.78            0.00       0.00     25,089,498.32
A-5       116,077.72    116,077.72            0.00       0.00              0.00
A-6       105,000.00    105,000.00            0.00       0.00     24,000,000.00
A-7        12,101.25     12,101.25            0.00       0.00      2,766,000.00
A-P             0.00     18,051.98            0.00       0.00      1,162,737.86
A-V        43,039.05     43,039.05            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        35,743.62     43,844.55            0.00       0.00      7,451,437.46
M-2        14,149.03     17,355.76            0.00       0.00      2,949,635.10
M-3        10,425.55     12,788.40            0.00       0.00      2,173,405.06
B-1         4,468.36      5,481.07            0.00       0.00        931,515.08
B-2         5,212.78      6,394.20            0.00       0.00      1,086,702.53
B-3         4,468.40      5,481.12            0.00       0.00        931,523.40

-------------------------------------------------------------------------------
          925,132.61  6,482,837.84            0.00       0.00    179,768,698.26
===============================================================================















































Run:        04/26/05     11:15:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     494.711336   21.132157     2.267427    23.399584   0.000000  473.579178
A-2     494.711336   21.132157     1.958232    23.090389   0.000000  473.579178
A-3    1000.000000    0.000000     4.333334     4.333334   0.000000 1000.000000
A-4     560.783205   18.368903     1.462710    19.831613   0.000000  542.414302
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-7    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     763.473492   11.672025     0.000000    11.672025   0.000000  751.801467
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.082768    1.061095     4.681855     5.742950   0.000000  976.021673
M-2     977.082769    1.061097     4.681854     5.742951   0.000000  976.021673
M-3     977.082769    1.061097     4.681853     5.742950   0.000000  976.021673
B-1     977.082769    1.061096     4.681852     5.742948   0.000000  976.021673
B-2     977.082765    1.061092     4.681857     5.742949   0.000000  976.021673
B-3     977.082769    1.061097     4.681853     5.742950   0.000000  976.021673

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8 (POOL #  4681)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4681
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       38,595.61
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,346.02

SUBSERVICER ADVANCES THIS MONTH                                       33,024.44
MASTER SERVICER ADVANCES THIS MONTH                                      330.32


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,840,329.92

 (B)  TWO MONTHLY PAYMENTS:                                    5     789,688.26

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     903,472.32


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        723,165.27

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     179,768,698.26

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,116

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  54,846.91

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,356,267.34

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.56043100 %     6.83597500 %    1.59337680 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.30811800 %     6.99480930 %    1.65153560 %

      BANKRUPTCY AMOUNT AVAILABLE                         101,287.00
      FRAUD AMOUNT AVAILABLE                            2,467,820.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,467,820.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30501284
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.70

POOL TRADING FACTOR:                                                56.51123857

Run:        04/07/05     11:35:26                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAS8   147,425,180.00  69,817,495.63     5.500000  %  3,160,877.38
A-2     76110HAT6    73,712,590.00  34,908,747.82     4.750000  %  1,580,438.69
A-3     76110HAU3     6,500,000.00   6,500,000.00     5.200000  %          0.00
A-4     76110HAV1    46,255,230.00  25,089,498.32     3.250000  %    862,057.45
A-5     76110HAW9             0.00           0.00     5.250000  %          0.00
A-6     76110HAX7    24,000,000.00  24,000,000.00     5.250000  %          0.00
A-7     76110HAY5     2,766,000.00   2,766,000.00     5.250000  %          0.00
A-P     76110HAZ2     1,546,602.28   1,162,737.86     0.000000  %     23,122.58
A-V     76110HBA6             0.00           0.00     0.277378  %          0.00
R-I     76110HBB4           100.00           0.00     5.750000  %          0.00
R-II    76110HBC2           100.00           0.00     5.750000  %          0.00
M-1     76110HBD0     7,634,500.00   7,451,437.46     5.750000  %     10,674.66
M-2     76110HBE8     3,022,100.00   2,949,635.10     5.750000  %      4,225.54
M-3     76110HBF5     2,226,800.00   2,173,405.06     5.750000  %      3,113.54
B-1     76110HBG3       954,400.00     931,515.08     5.750000  %      1,334.45
B-2     76110HBH1     1,113,400.00   1,086,702.53     5.750000  %      1,556.77
B-3     76110HBJ7       954,408.52     931,523.40     5.750000  %      1,334.47

-------------------------------------------------------------------------------
                  318,111,410.80   179,768,698.26                  5,648,735.53
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       319,996.85  3,480,874.23            0.00       0.00     66,656,618.25
A-2       138,180.46  1,718,619.15            0.00       0.00     33,328,309.13
A-3        28,166.67     28,166.67            0.00       0.00      6,500,000.00
A-4        67,950.72    930,008.17            0.00       0.00     24,227,440.87
A-5       109,766.56    109,766.56            0.00       0.00              0.00
A-6       105,000.00    105,000.00            0.00       0.00     24,000,000.00
A-7        12,101.25     12,101.25            0.00       0.00      2,766,000.00
A-P             0.00     23,122.58            0.00       0.00      1,139,615.28
A-V        41,553.21     41,553.21            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        35,704.80     46,379.46            0.00       0.00      7,440,762.80
M-2        14,133.67     18,359.21            0.00       0.00      2,945,409.56
M-3        10,414.23     13,527.77            0.00       0.00      2,170,291.52
B-1         4,463.51      5,797.96            0.00       0.00        930,180.63
B-2         5,207.12      6,763.89            0.00       0.00      1,085,145.76
B-3         4,463.55      5,798.02            0.00       0.00        930,188.93

-------------------------------------------------------------------------------
          897,102.60  6,545,838.13            0.00       0.00    174,119,962.73
===============================================================================















































Run:        04/07/05     11:35:26
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     473.579178   21.440553     2.170571    23.611124   0.000000  452.138626
A-2     473.579178   21.440553     1.874584    23.315137   0.000000  452.138626
A-3    1000.000000    0.000000     4.333334     4.333334   0.000000 1000.000000
A-4     542.414302   18.636973     1.469039    20.106012   0.000000  523.777330
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-7    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     751.801470   14.950573     0.000000    14.950573   0.000000  736.850897
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     976.021673    1.398213     4.676770     6.074983   0.000000  974.623460
M-2     976.021673    1.398213     4.676771     6.074984   0.000000  974.623460
M-3     976.021672    1.398213     4.676769     6.074982   0.000000  974.623460
B-1     976.021668    1.398208     4.676771     6.074979   0.000000  974.623460
B-2     976.021672    1.398213     4.676774     6.074987   0.000000  974.623460
B-3     976.021676    1.398217     4.676771     6.074988   0.000000  974.623460

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:26                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8 (POOL #  4681)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4681
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       37,434.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,195.42

SUBSERVICER ADVANCES THIS MONTH                                       37,578.27
MASTER SERVICER ADVANCES THIS MONTH                                      330.34


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   2,840,462.68

 (B)  TWO MONTHLY PAYMENTS:                                    6   1,851,559.07

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     517,751.17


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        752,656.71

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     174,119,962.73

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,089

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  54,787.15

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,391,429.80

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       59,692.19

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.30811800 %     7.04034600 %    1.64085350 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            91.03830000 %     7.21138673 %    1.70280340 %

      BANKRUPTCY AMOUNT AVAILABLE                         101,287.00
      FRAUD AMOUNT AVAILABLE                            2,467,820.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,467,820.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30314161
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              331.50

POOL TRADING FACTOR:                                                54.73552875

Run:        04/25/05     12:25:16                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HAS8   147,425,180.00  66,656,618.25     5.500000  %  4,039,632.76
A-2     76110HAT6    73,712,590.00  33,328,309.13     4.750000  %  2,019,816.38
A-3     76110HAU3     6,500,000.00   6,500,000.00     5.200000  %          0.00
A-4     76110HAV1    46,255,230.00  24,227,440.87     3.450000  %  1,101,718.01
A-5     76110HAW9             0.00           0.00     5.050000  %          0.00
A-6     76110HAX7    24,000,000.00  24,000,000.00     5.250000  %          0.00
A-7     76110HAY5     2,766,000.00   2,766,000.00     5.250000  %          0.00
A-P     76110HAZ2     1,546,602.28   1,139,615.28     0.000000  %     34,811.69
A-V     76110HBA6             0.00           0.00     0.275910  %          0.00
R-I     76110HBB4           100.00           0.00     5.750000  %          0.00
R-II    76110HBC2           100.00           0.00     5.750000  %          0.00
M-1     76110HBD0     7,634,500.00   7,440,762.80     5.750000  %     15,590.60
M-2     76110HBE8     3,022,100.00   2,945,409.56     5.750000  %      6,171.51
M-3     76110HBF5     2,226,800.00   2,170,291.52     5.750000  %      4,547.41
B-1     76110HBG3       954,400.00     930,180.63     5.750000  %      1,949.00
B-2     76110HBH1     1,113,400.00   1,085,145.76     5.750000  %      2,273.70
B-3     76110HBJ7       954,408.52     930,188.93     5.750000  %      1,949.02

-------------------------------------------------------------------------------
                  318,111,410.80   174,119,962.73                  7,228,460.08
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       305,509.50  4,345,142.26            0.00       0.00     62,616,985.49
A-2       131,924.56  2,151,740.94            0.00       0.00     31,308,492.75
A-3        28,166.67     28,166.67            0.00       0.00      6,500,000.00
A-4        69,653.89  1,171,371.90            0.00       0.00     23,125,722.86
A-5       101,957.15    101,957.15            0.00       0.00              0.00
A-6       105,000.00    105,000.00            0.00       0.00     24,000,000.00
A-7        12,101.25     12,101.25            0.00       0.00      2,766,000.00
A-P             0.00     34,811.69            0.00       0.00      1,104,803.59
A-V        40,034.55     40,034.55            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        35,653.66     51,244.26            0.00       0.00      7,425,172.20
M-2        14,113.42     20,284.93            0.00       0.00      2,939,238.05
M-3        10,399.31     14,946.72            0.00       0.00      2,165,744.11
B-1         4,457.12      6,406.12            0.00       0.00        928,231.63
B-2         5,199.66      7,473.36            0.00       0.00      1,082,872.06
B-3         4,457.16      6,406.18            0.00       0.00        895,878.85

-------------------------------------------------------------------------------
          868,627.90  8,097,087.98            0.00       0.00    166,859,141.59
===============================================================================















































Run:        04/25/05     12:25:16
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8(POOL # 4681) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4681
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     452.138626   27.401240     2.072302    29.473542   0.000000  424.737385
A-2     452.138626   27.401240     1.789715    29.190955   0.000000  424.737385
A-3    1000.000000    0.000000     4.333334     4.333334   0.000000 1000.000000
A-4     523.777330   23.818236     1.505860    25.324096   0.000000  499.959094
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-7    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     736.850897   22.508495     0.000000    22.508495   0.000000  714.342402
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     974.623460    2.042126     4.670071     6.712197   0.000000  972.581334
M-2     974.623460    2.042126     4.670070     6.712196   0.000000  972.581334
M-3     974.623462    2.042128     4.670069     6.712197   0.000000  972.581334
B-1     974.623455    2.042121     4.670075     6.712196   0.000000  972.581334
B-2     974.623457    2.042123     4.670074     6.712197   0.000000  972.581334
B-3     974.623458    2.042123     4.670076     6.712199   0.000000  938.674407

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:16                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2003-QS8 (POOL #  4681)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4681
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       36,216.29
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,230.19

SUBSERVICER ADVANCES THIS MONTH                                       34,747.41
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    17   3,093,390.29

 (B)  TWO MONTHLY PAYMENTS:                                    1     617,627.99

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          7   1,099,798.52


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        630,759.38

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     166,859,141.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,053

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,842,185.43

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      174,040.85

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         91.03830000 %     7.25889600 %    1.69165860 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            90.68673700 %     7.50942037 %    1.75378970 %

      BANKRUPTCY AMOUNT AVAILABLE                         101,287.00
      FRAUD AMOUNT AVAILABLE                            2,467,820.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,467,820.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.30516933
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              330.40

POOL TRADING FACTOR:                                                52.45305133